Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Lucas GC Limited (the “Company”) of our report dated March 31, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

September 8, 2025

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